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FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jeff Henriksen + 1 (202) 295-4388 jhenriksen@cogentco.com	John Chang + 1 (202) 295-4212 investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS SECOND QUARTER 2007 RESULTS

WASHINGTON, D.C. August 7, 2007 Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced net service revenue of $45.1 million for the three months ended June 30, 2007, compared with $36.2 million for the three months ended June 30, 2006. On-net revenue was $35.3 million for the three months ended June 30, 2007, an increase of 40.4% over $25.1 million for the three months ended June 30, 2006. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent-owned facilities. Off-net revenue was $7.9 million for the three months ended June 30, 2007, a decrease of 7.5% from $8.6 million for the three months ended June 30, 2006. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Non-core revenue was $1.9 million for the three months ended June 30, 2007, a decrease of 22.8% from $2.4 million for the three months ended June 30, 2006. Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense, increased 47.3% from $16.1 million for the three months ended June 30, 2006 to $23.7 million for the three months ended June 30, 2007. Gross profit margin, excluding equity-based compensation expense, expanded from 44.5% for the three months ended June 30, 2006 to 52.5% for the three months ended June 30, 2007.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, was $11.1 million for the three months ended June 30, 2007, an increase of 146.5%, over $4.5 million for the three months ended June 30, 2006.

Basic and diluted net loss applicable to common stock was $(0.19) per share for the three months ended June 30, 2007 compared to $(0.34) per share for the three months ended June 30, 2006. Weighted average common shares outstanding – basic and diluted — were 48.4 million for the three months ended June 30, 2007 as compared to 45.1 million for the three months ended June 30, 2006.

Total customer connections were 13,786 as of June 30, 2007 compared to 10,641 as of June 30, 2006, an increase of 29.6%. On-net customer connections were 9,773 as of June 30, 2007 compared to 6,051 as of June 30, 2006, an increase of 61.5%. Off-net customer connections were 3,128 as of June 30, 2007 compared to 3,461 as of June 30, 2006, a decrease of 9.6%. Non-core customer connections were 885 as of June 30, 2007 compared to 1,129 as of June 30, 2006, a decrease of 21.6%.

The number of on-net buildings was 1,159 as of June 30, 2007 as compared to 1,076 as of June 30, 2006.

Outlook – Third Quarter 2007 Estimates

•	Cogent estimates net service revenue for the third quarter of 2007 to be between $46.5 million and $47.5 million.

•	Cogent estimates EBITDA, as adjusted, for the third quarter of 2007 to be between $11.5 million and $12.5 million.

•	Cogent estimates its net loss per basic and diluted common share for the third quarter of 2007 to be between $(0.18) and $(0.23). Cogent’s guidance includes the expected $3.0 million to $4.0 million impact of estimated non-cash equity-based compensation expense and assumes approximately 48.0 million weighted average common shares outstanding.

Outlook — Full Year 2007 Estimates

•	Cogent is reaffirming the following previously released fiscal year 2007 estimates:

•	Net service revenue for fiscal year 2007 is expected to be between $180.0 million and $190.0 million.

•	On-net revenues are expected to increase from fiscal year 2006 to fiscal year 2007 by 35% to 40%.

•	EBITDA, as adjusted, for fiscal year 2007 is expected to be between $45.0 million and $50.0 million.

•	Cogent is updating the following previously released fiscal year 2007 estimates for net loss per basic and diluted common share and estimated depreciation and amortization expense and is providing an estimate of 2007 net interest expense:

•	Net loss per basic and diluted common share for fiscal year 2007 is expected to be between $(0.65) and $(0.85) updated from its previously released guidance of between $(0.70) and $(1.00) primarily due to a revision in estimated depreciation and amortization expense and the estimated impact on net interest expense from the June 2007 issuance of Cogent’s $200 million 1% senior convertible notes and the net proceeds of $145.5 million after a $50.0 million share repurchase. Cogent’s net loss per basic and diluted common share estimates assume approximately 48.0 million weighted average common shares outstanding. The reduction to the previously estimated 49.0 million weighted average common shares outstanding reflects the estimated impact on weighted average common shares outstanding from Cogent’s June 2007 $50.0 million purchase of approximately 1.8 million of its common shares.

•	Cogent’s updated fiscal year 2007 guidance includes $68.0 million to $70.0 million of estimated depreciation and amortization expense updated from its previously released guidance of estimated depreciation and amortization expense of between $70.0 and $75.0 million and includes 2007 guidance of between $4.0 million and $5.0 million of estimated net interest expense.

Conference Call and Web site Information
Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on August 7, 2007 to discuss Cogent’s operating results for the second quarter of 2007 and Cogent’s expectations for the third quarter of 2007 and fiscal year 2007. Investors and other interested parties may access a live audio webcast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at http://www.cogentco.com/htdocs/events.php. A replay of the web cast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications
Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services. Cogent’s facilities-based, all-optical IP network backbone spans 19 countries and provides IP services in over 100 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
Summary of Financial and Operational Results

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$22,693	$25,142	$27,465	$29,976	$33,153	$35,295
% Change from previous Qtr.	8.1%	10.8%	9.2%	9.1%	10.6%	6.5%
Off-Net revenue	$9,114	$8,583	$8,296	$8,422	$8,460	$7,938
% Change from previous Qtr.	-5.3%	-5.8%	-3.3%	1.5%	0.5%	-6.2%
Non-Core revenue (1)	$2,640	$2,430	$2,193	$2,117	$2,008	$1,875
% Change from previous Qtr.	1.4%	-8.0%	-9.7%	-3.5%	-5.1%	-6.6%
Net service revenue — total	$34,447	$36,155	$37,954	$40,515	$43,621	$45,108
% Change from previous Qtr.	3.7%	5.0%	5.0%	6.7%	7.7%	3.4%
Network operations expenses (2)	$20,337	$20,076	$19,353	$20,340	$21,015	$21,428
% Change from previous Qtr.	1.9%	-1.3%	-3.6%	5.1%	3.3%	2.0%
Gross profit (2)	$14,110	$16,079	$18,601	$20,175	$22,606	$23,680
% Change from previous Qtr.	6.4%	14.0%	15.7%	8.5%	12.0%	4.8%
Gross profit margin (2)	41.0%	44.5%	49.0%	49.8%	51.8%	52.5%
Selling, general and administrative expenses (3)	$10,785	$11,594	$11,749	$12,465	$12,562	$12,625
% Change from previous Qtr.	0.1%	7.5%	1.3%	6.1%	0.8%	0.5%
Depreciation and amortization expenses	$14,144	$14,658	$14,878	$14,735	$15,907	$16,332
% Change from previous Qtr.	-15.3%	3.6%	1.5%	-1.0%	8.0%	2.7%
Equity-based compensation expense	$3,499	$3,372	$2,619	$1,019	$1,619	$2,466
% Change from previous Qtr.	-7.2%	-3.6%	-22.3%	-61.1%	58.9%	52.3%
Net loss	$(16,441)	$(15,491)	$(11,854)	$(9,971)	$(9,404)	$(9,192)
% Change from previous Qtr.	19.0%	5.8%	23.5%	15.9%	5.7%	2.3%
Basic and diluted net loss per common share	$(0.38)	$(0.34)	$(0.24)	$(0.21)	$(0.19)	$(0.19)
% Change from previous Qtr.	19.1%	10.5%	29.4%	12.5%	9.5%	0.0%
Weighted average common shares – basic and diluted	43,841,837	45,099,826	48,463,130	48,510,716	48,655,385	48,378,853
% Change from previous Qtr.	0.5%	2.9%	7.5%	0.1%	0.3%	-0.6%
EBITDA, as adjusted (4)	$3,325	$4,485	$6,852	$7,964	$10,057	$11,055
% Change from previous Qtr.	34.0%	34.9%	52.8%	16.2%	26.3%	9.9%
EBITDA, as adjusted margin (4)	9.7%	12.4%	18.1%	19.7%	23.1%	24.5%
Cash (used in) provided by operating activities	$(1,591)	$4,918	$1,498	$460	$13,627	$10,286
% Change from previous Qtr.	41.9%	409.1%	-69.5%	-69.3%	2,862.4%	-24.5%
Capital expenditures	$4,662	$7,097	$6,138	$3,585	$7,580	$9,548
% Change from previous Qtr.	-10.2%	52.2%	-13.5%	-41.6%	111.4%	26.0%
Customer Connections – end of period
On-Net	5,267	6,051	6,919	7,778	8,565	9,773
% Change from previous Qtr.	13.1%	14.9%	14.3%	12.4%	10.1%	14.1%
Off-Net	3,614	3,461	3,356	3,528	3,433	3,128
% Change from previous Qtr.	-10.3%	-4.2%	-3.0%	5.1%	-2.7%	-8.9%
Non Core	1,185	1,129	1,097	1,009	941	885
% Change from previous Qtr.	-9.1%	-4.7%	-2.8%	-8.0%	-6.7%	-6.0%
Total	10,066	10,641	11,372	12,315	12,939	13,786
% Change from previous Qtr.	0.8%	5.7%	6.9%	8.3%	5.1%	6.5%
Other – end of period
Buildings On-Net	1,053	1,076	1,094	1,107	1,129	1,159
Employees	334	337	361	372	372	394

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, including voice services (only provided in Toronto, Canada), point-to-point private line services and managed modem services.

(2)	Excludes equity-based compensation expense of $105, $101, $79, $31, $49 and $74 in the three months ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007, respectively.

(3)	Excludes equity-based compensation expense of $3,394, $3,271, $2,540, $988, $1,570 and $2,392 in the three months ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007, respectively.

(4)	See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from the disposition of assets of $27, $254 and $13 in the three months ended March 31, 2006, December 31, 2006 and March 31, 2007, respectively. EBITDA, as adjusted, excludes gain on capital lease restructurings of $255 and $154 for the three months ended September 30, 2006 and March 31, 2007, respectively.

Schedule of Non-GAAP Measures — EBITDA and EBITDA, as adjusted
EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows (used in) provided by operating activities.

EBITDA, as adjusted, represents EBITDA less gains on capital lease restructurings. The Company has excluded these gains because they relate to its capital structure. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures, expand its business and make bonus determinations for its employees. EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA and EBITDA, as adjusted, are reconciled to cash flows (used in) provided by operating activities in the table below.

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	2007
							Midpoint	Midpoint
							Estimated	Estimated
($ In 000’s) – unaudited
Cash flows (used in) provided by operating activities	$(1,591)	$4,918	$1,498	$460	$13,627	$10,286	$10,000	$47,000
Changes in operating assets and liabilities	3,261	(1,854)	4,489	5,710	(4,947)	(144)	2,000	(1,500)
Cash interest expense, net	1,628	1,421	865	1,540	1,364	913	—	2,000
Gains on capital lease restructurings and asset sales, net	27	—	255	254	167	—	—	200
EBITDA, including gains	$3,325	$4,485	$7,107	$7,964	$10,211	$11,055	$12,000	$47,700

Gains on capital lease restructurings	—	—	(255)	—	(154)	—	—	(200)
EBITDA, as adjusted	$3,325	$4,485	$6,852	$7,964	$10,057	$11,055	$12,000	$47,500

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND JUNE 30, 2007
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	June 30,
	2006	2007
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$42,642	$181,754
Short term investments ($0 and $650 restricted, respectively)	80	650
Accounts receivable, net of allowance for doubtful accounts of $1,233 and $949, respectively	20,053	18,124
Prepaid expenses and other current assets	5,339	6,544

Total current assets	68,114	207,072
Property and equipment, net	263,268	252,251
Intangible assets, net	1,150	599
Deposits and other assets ($1,118 and $468 restricted, respectively)	4,344	3,745

Total assets	$336,876	$463,667

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,096	$10,519
Accrued liabilities	12,614	15,193
Convertible subordinated notes, net of discount of $1,213 - due June 2007	8,978	—
Current maturities, capital lease obligations	6,027	6,776

Total current liabilities	36,715	32,488
Convertible senior notes, net of discount of $4,448 - due June 2027	—	195,552
Capital lease obligations, net of current maturities	82,019	81,243
Other long term liabilities	2,510	2,239

Total liabilities	121,244	311,522

Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 48,928,108 and 48,270,730 shares issued and outstanding , respectively	49	48
Additional paid-in capital	478,140	432,607
Stock purchase warrants	764	764
Accumulated other comprehensive income—foreign currency translation adjustment	1,638	2,281
Accumulated deficit	(264,959)	(283,555)

Total stockholders’ equity	215,632	152,145

Total liabilities and stockholders’ equity	$336,876	$463,667

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2006 AND JUNE 30, 2007
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	June 30, 2006	June 30, 2007
	(Unaudited)	(Unaudited)
Net service revenue	$36,155	$45,108
Operating expenses:
Network operations (including $101 and $74 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	20,177	21,502
Selling, general, and administrative (including $3,271 and $2,392 of equity-based compensation expense, respectively, and $815 and $707 of bad debt expense, net of recoveries, respectively)	14,865	15,017
Depreciation and amortization	14,658	16,332

Total operating expenses	49,700	52,851

Operating loss	(13,545)	(7,743)
Interest income and other, net	691	1,091
Interest expense	(2,637)	(2,540)
Net loss	$(15,491)	$(9,192)

Net loss per common share:
Basic and diluted net loss per common share	$(0.34)	$(0.19)

Weighted-average common shares—basic and diluted	45,099,826	48,378,853

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND JUNE 30, 2007
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months	Six Months
	Ended	Ended
	June 30, 2006	June 30, 2007
	(Unaudited)	(Unaudited)
Net service revenue	$70,602	$88,729
Operating expenses:
Network operations (including $206 and $123 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	40,619	42,566
Selling, general, and administrative (including $6,665 and $3,961 of equity-based compensation expense, respectively, and $1,147 and $907 of bad debt expense, net of recoveries, respectively)	29,044	29,148
Depreciation and amortization	28,801	32,238

Total operating expenses	98,464	103,952

Operating loss	(27,862)	(15,223)
Interest income and other, net	1,183	1,880
Interest expense	(5,253)	(5,253)
Net loss	$(31,932)	$(18,596)

Net loss per common share:
Basic and diluted net loss per common share	$(0.72)	$(0.38)

Weighted-average common shares—basic and diluted	44,534,992	48,535,502

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND JUNE 30, 2007
(IN THOUSANDS)

	Six Months	Six Months
	Ended	Ended
	June 30, 2006	June 30, 2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash provided by operating activities	$3,327	$23,913
Cash flows from investing activities:
Purchases of property and equipment	(11,803)	(17,128)
Maturities (purchases) of short term investments	653	(570)
Proceeds from dispositions of assets	93	14

Net cash used in investing activities	(11,057)	(17,684)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	36,534	—
Proceeds from issuance of senior convertible notes, net	—	195,500
Repayment of convertible notes	—	(10,187)
Purchase of common stock	—	(50,052)
Proceeds from exercises of stock options	85	435
Repayments of capital lease obligations	(4,945)	(3,205)

Net cash provided by financing activities	31,674	132,491

Effect of exchange rate changes on cash	355	392

Net increase in cash and cash equivalents	24,299	139,112
Cash and cash equivalents, beginning of period	29,883	42,642
Cash and cash equivalents, end of period	$54,182	$181,754

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cogent’s filings with the Securities and Exchange Commission.

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